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                                                                Exhibit a.I.(18)


                               ECLIPSE FUNDS INC.

                             ARTICLES SUPPLEMENTARY

      Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

      FIRST: Under a power contained in Article V, Section 5.7 of the Charter, and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board, by resolutions duly adopted at a meeting held on December 15, 2003, reclassified 500,000,000 authorized but unissued shares of Eclipse International Broad Market Fund, No-Load Class, par value $0.01 per share, and 500,000,000 authorized but unissued shares of Eclipse International Broad Market Fund, Service Class, par value $0.01 per share, as shares of Common Stock of the Corporation (without further classification), par value $0.01 per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock of the Corporation, par value $0.01 per share, as set forth in
Article V of the Charter and in any other provisions of the Charter relating to Common Stock of the Corporation generally.

      SECOND: Under a power contained in Article V, Section 5.7 of the Charter, and pursuant to Sections 2-105(a)(9) and 2-208 of the MGCL, the Board, by resolutions duly adopted at a meeting held on September 24, 2003, reclassified 500,000,000 authorized but unissued shares of Eclipse International Equity Fund, No-Load Class, par value $0.01 per share, and 500,000,000 authorized but unissued shares of Eclipse International Equity Fund, Service Class, par value $0.01 per share, as shares of Common Stock of the Corporation (without further classification), par value $0.01 per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock of the Corporation, par value $0.01 per share, as set forth in Article V of the Charter and in any other provisions of the Charter relating to Common Stock of the Corporation generally.

      THIRD: Immediately after these Articles Supplementary are accepted for record by the SDAT, the classes and series of Common Stock of the Corporation shall be as follows:

                                                               AUTHORIZED SHARES
           NAME OF SERIES                NAME OF CLASS          (IN MILLIONS)
           --------------                -------------          -------------
MainStay Intermediate Term Bond Fund           A                      250
MainStay Intermediate Term Bond Fund           B                      250
MainStay Intermediate Term Bond Fund           C                      250
MainStay Intermediate Term Bond Fund           I                      250
MainStay Intermediate Term Bond Fund           R1                     250
MainStay Intermediate Term Bond Fund           R2                     250
MainStay Indexed Bond Fund                     A                      250

                                                               AUTHORIZED SHARES
           NAME OF SERIES                NAME OF CLASS          (IN MILLIONS)
           --------------                -------------          -------------
MainStay Indexed Bond Fund                     B                      250
MainStay Indexed Bond Fund                     C                      250
MainStay Indexed Bond Fund                     I                      250
MainStay Indexed Bond Fund                     R1                     250
MainStay Indexed Bond Fund                     R2                     250
MainStay S&P 500 Index Fund                    A                      250
MainStay S&P 500 Index Fund                    B                      250
MainStay S&P 500 Index Fund                    C                      250
MainStay S&P 500 Index Fund                    I                      250
MainStay S&P 500 Index Fund                    R1                     250
MainStay S&P 500 Index Fund                    R2                     250
MainStay Cash Reserves Fund                    I                     4000
MainStay Cash Reserves Fund               Sweep Shares               4000
MainStay Asset Manager Fund                    A                      250
MainStay Asset Manager Fund                    B                      250
MainStay Asset Manager Fund                    C                      250
MainStay Asset Manager Fund                    I                      250
MainStay Asset Manager Fund                    R1                     250
MainStay Asset Manager Fund                    R2                     250
MainStay Short Term Bond Fund                  A                      250
MainStay Short Term Bond Fund                  B                      250
MainStay Short Term Bond Fund                  C                      250
MainStay Short Term Bond Fund                  I                      250
MainStay Short Term Bond Fund                  R1                     250
MainStay Short Term Bond Fund                  R2                     250
MainStay All Cap Value Fund                    A                      250
MainStay All Cap Value Fund                    B                      250
MainStay All Cap Value Fund                    C                      250
MainStay All Cap Value Fund                    I                      250
MainStay All Cap Value Fund                    R1                     250
MainStay All Cap Value Fund                    R2                     250
MainStay All Cap Growth Fund                   A                      250
MainStay All Cap Growth Fund                   B                      250
MainStay All Cap Growth Fund                   C                      250
MainStay All Cap Growth Fund                   I                      250
MainStay All Cap Growth Fund                   R1                     250
MainStay All Cap Growth Fund                   R2                     250
MainStay Mid Cap Core Fund                     A                      250
MainStay Mid Cap Core Fund                     B                      250
MainStay Mid Cap Core Fund                     C                      250
MainStay Mid Cap Core Fund                     I                      250
MainStay Mid Cap Core Fund                     R1                     250
MainStay Mid Cap Core Fund                     R2                     250
Common Stock (without further                                       5,000

                                                               AUTHORIZED SHARES
           NAME OF SERIES                NAME OF CLASS          (IN MILLIONS)
           --------------                -------------          -------------
classification)

      FOURTH: The shares reclassified hereunder have been reclassified by the Board under the authority granted to it in the Charter.

      FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

      SIXTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.


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      IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on February 18, 2004.


ATTEST:                                   ECLIPSE FUNDS INC.



 /s/ Robert A. Anselmi                    /s/ Stephen C. Roussin
----------------------                    ----------------------
Robert A. Anselmi                         Stephen C. Roussin
Assistant Secretary                       President